EXHIBIT 23.1

CONSENT OF FORVIS LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Atlantic American Corporation
Atlanta, Georgia

We consent to the incorporation by reference in the registration statements (Nos. 333-183207, 333-183210 and 333-265315) on Form S-8 of Atlantic American Corporation of our report dated April 1, 2024, with respect to the consolidated financial statements and schedules of Atlantic American Corporation as of and for the year ended December 31, 2023, which report appears in Atlantic American Corporation’s Annual Report on Form 10-K.

/s/ FORVIS, LLP
Atlanta, Georgia
April 1, 2024